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                                                                    EXHIBIT 99.1


                               AMENDMENT NO. 1 TO
                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT


         This Amendment No. 1, dated as of April 16, 2000 (this "Amendment"), to the Shareholder Protection Rights Agreement, dated as of June 20, 1999 (the "Agreement"), between Acsys, Inc., a Georgia corporation ("Company"), and SunTrust Bank, Atlanta, as rights agent (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, Company proposes to enter into an Agreement and Plan of Merger, dated as of April 16, 2000, as may be amended, (the "Merger Agreement"), by and among Tiberia B.V. ("Parent"), a company organized in The Netherlands; Platform Purchaser Inc. ("Purchaser"), a Georgia corporation; Vedior N.V. ("Vedior"), a company organized in The Netherlands; Select Appointments North America Inc. ("SANA"), a Delaware corporation (SANA and Vedior are collectively referred to herein as the "Guarantors") and Company, pursuant to which Company will represent and warrant, among other things, that the Agreement has been amended as provided herein, the effect of which is to provide that the execution and delivery of, and the consummation of the transactions contemplated by, the Merger Agreement and the ancillary agreements thereto (including, without limitation, the support agreements dated April 16, 2000 between Vedior, Purchaser and each of (a) David C. Cooper and Teri L. Cooper, and (b) Harry J. Sauer and The Sauer Family Foundation) will not result in (i) Parent, Purchaser or the Guarantors being an Acquiring Person, (ii) the occurrence of a Flip-In Date, a Stock Acquisition Date, a Separation Time, a Flip-Over Transaction or Event, or (iii) the Company having any obligation or the holders having any rights with respect to the Rights or the Rights Agreement, including, without limitation, the Rights becoming exercisable; and

         WHEREAS, the Board of Directors of Company has determined that it is necessary and desirable to amend, pursuant to Section 5.4 of the Agreement, the Agreement to comply with the terms of the Merger Agreement; and

         WHEREAS, all of the members of the Board of Directors of Company at a meeting of such Board duly called and held on April 16, 2000, voted in favor of the adoption of this Amendment.

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. A new Section 5.19 is hereby added, which shall read in its entirety as follows:

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                  "5.19. Notwithstanding anything to the contrary contained in this Agreement, solely as a result of the execution, delivery or performance of that certain Agreement and Plan of Merger dated as of April 16, 2000 (the "Merger Agreement") by and among Tiberia B.V. ("Parent"), a company organized in The Netherlands; Platform Purchaser Inc. ("Purchaser"), a Georgia corporation; Vedior N.V. ("Vedior"), a company organized in The Netherlands; Select Appointments North America Inc. ("SANA"), a Delaware corporation (SANA and Vedior are collectively referred to herein as the "Guarantors") and Company (including, without limitation, the announcement, making or consummation of the tender offer contemplated by the Merger Agreement (the "Offer"), the acquisition of Common Stock pursuant to the Offer or the merger contemplated by the Merger Agreement or any other transaction contemplated by the Merger Agreement) and the ancillary agreements thereto (including, without limitation, the support agreements dated April 16, 2000 between Vedior, Purchaser and each of (a) David
                  C. Cooper and Teri L. Cooper and (b) Harry J. Sauer and The Sauer Family Foundation): (i) the Separation Time shall not occur or be deemed to occur, (ii) neither Parent, Purchaser nor the Guarantors will become an Acquiring Person, and (iii) there shall not occur a Flip-In Date, a Stock Acquisition Date, or a Flip-Over Transaction or Event.

         2. Section 5.14 of the Agreement is hereby amended by adding the following sentence at the end thereof:

                  "The execution and delivery of, and the consummation of the transactions contemplated by, the Merger Agreement and Amendment No. 1 to this Agreement have been approved as of April 16, 2000 by the Board of Directors of the Company for all purposes under this Section 5.14."

         3. Terms used herein without definition, but defined in the Agreement, shall have the meanings assigned to them in the Agreement. Other than as amended hereby, all other provisions of the Agreement shall remain in full force and effect.





                       (SIGNATURES ON THE FOLLOWING PAGE)

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the day and year first above written.

                                   ACSYS, INC.


                                   By:      /s/ David C. Cooper
                                            ----------------------------------
                                   Name:    David C. Cooper
                                   Title:   Chief Executive Officer and
                                            Chairman of the Board of Directors


                                   SUNTRUST BANK, ATLANTA


                                   By:      /s/ Letitia A. Radford
                                            -----------------------------------
                                   Name:    Letitia A. Radford
                                   Title:   Vice President


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